UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	27-0186273
(State of incorporation or organization)	(IRS Employer Identification No.)

3043 Townsgate Road Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): File No. 333-205039

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of PennyMac Mortgage Investment Trust (the “Registrant”) is set forth under the heading “Description of the Series B Preferred Shares” included in the Registrant’s Prospectus Supplement, dated June 27, 2017, as filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Shares of Beneficial Interest” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-205039), which became automatically effective upon filing with the Commission on June 17, 2015, which information is incorporated herein by reference.

Item 2.           Exhibits.

Exhibit No.	Description
3.1

Declaration of Trust of PennyMac Mortgage Investment Trust, as amended and restated (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)

3.2

Articles Supplementary to the Declaration of Trust of PennyMac Mortgage Trust, classifying and designating the 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 8-A filed on March 7, 2017)

3.3

Articles Supplementary to the Declaration of Trust of PennyMac Mortgage Trust, classifying and designating the 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest

3.4	Amended and Restated Bylaws of PennyMac Mortgage Investment Trust (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 13, 2013)

4.1	Specimen Certificate for 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest of PennyMac Mortgage Investment Trust

4.2

Specimen Common Share Certificate of PennyMac Mortgage Investment Trust (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Date: June 30, 2017	By:	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1

Declaration of Trust of PennyMac Mortgage Investment Trust, as amended and restated (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)

3.2

Articles Supplementary to the Declaration of Trust of PennyMac Mortgage Trust, classifying and designating the 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 8-A filed on March 7, 2017)

3.3

Articles Supplementary to the Declaration of Trust of PennyMac Mortgage Trust, classifying and designating the 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest

3.4	Amended and Restated Bylaws of PennyMac Mortgage Investment Trust (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 13, 2013)

4.1	Specimen Certificate for 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest of PennyMac Mortgage Investment Trust

4.2

Specimen Common Share Certificate of PennyMac Mortgage Investment Trust (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)